Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

New England Business Service, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 33-38925, 33-56227, 333-44825, 333-44819, 333-43028, 333-43804, 333-83196 and 333-101669 of New England Business Service, Inc. on Form S-8 of our report dated July 28, 2003, appearing in this Annual Report on Form 10-K of New England Business Service, Inc. for the year ended June 28, 2003.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 3, 2003